Exhibit 99.1
For Immediate Release

ORIGIN BANCORP, INC. REPORTS EARNINGS FOR FOURTH QUARTER AND 2018 FULL YEAR

RUSTON, Louisiana, January 23, 2019 -- Origin Bancorp, Inc. (Nasdaq: OBNK) ("Origin" or the "Company"), the holding company for Origin Bank (the "Bank"), today announced net income of $13.2 million for the quarter ended December 31, 2018. This represents an increase of $860,000 from the quarter ended September 30, 2018, and an increase of $7.4 million from the quarter ended December 31, 2017. Diluted earnings per share for the quarter ended December 31, 2018, was $0.55, up $0.03 from the linked quarter and an increase of $0.32 from the quarter ended December 31, 2017.

Net income for the year ended December 31, 2018, was $51.6 million, representing an increase of $36.9 million, compared to the year ended December 31, 2017. Diluted earnings per share for the year ended December 31, 2018, was $2.20, representing an increase of $1.70 from diluted earnings per share of $0.50 for the year ended December 31, 2017.

"We are pleased to report a strong finish for 2018 with solid fourth quarter results,” said Drake Mills, Chairman, President and CEO of Origin Bancorp, Inc. “We remain committed to developing our relationships with our stakeholders as we continue to grow market share and strengthen our brand value. We are also committed to leveraging efficiencies to support continued growth and maximize shareholder value. Our organization is well positioned to take advantage of market opportunities and we believe our recent efforts position us for success in 2019."

Fourth Quarter 2018 Highlights

•
Net interest income of $42.1 million reached a historical quarterly high, increasing by $2.6 million, or 6.5%, over the linked quarter and by $7.8 million, or 22.9%, over the quarter ended December 31, 2017.

•
Net interest margin for the quarter ended December 31, 2018, was at 3.76% (3.82% fully tax equivalent), an increase of six basis points from the linked quarter and an increase of 23 basis points over the quarter ended December 31, 2017.

•
Total loans held for investment were $3.79 billion, an increase of $188.0 million, or 5.2%, from September 30, 2018, and an increase of $548.1 million, or 16.9%, from December 31, 2017. The yield earned on total loans held for investment during the quarter ended December 31, 2018, was 5.17%, compared to 5.00% for the linked quarter and 4.53% for the quarter ended December 31, 2017.

•
Total deposits increased by $56.0 million, or 1.5%, from September 30, 2018, and increased by $271.1 million, or 7.7%, from December 31, 2017. The average rate paid on our interest-bearing deposits was 1.31% compared to 1.16% for the linked quarter and 0.83% for the quarter ended December 31, 2017.

•
The Company's efficiency ratio improved to 66.52% for the quarter ended December 31, 2018, compared to 69.06% for the quarter ended September 30, 2018, and 74.00% for the quarter ended December 31, 2017.

Full Year 2018 Highlights

•
Net income and diluted earnings per share for the year ended December 31, 2018, increased by $36.9 million and $1.70, respectively, compared to the year ended December 31, 2017. Net interest margin of 3.69% (3.75% fully tax equivalent) achieved a near record high for the year ended December 31, 2018, reflecting an increase of 27 basis points from the year ended December 31, 2017.

•
Net revenue (consisting of net interest income plus noninterest income) for the year ended December 31, 2018, was $194.7 million, an increase of $35.2 million, or 22.1%, from $159.5 million for the year ended December 31, 2017.

•
Total loans held for investment increased by $548.1 million, or 16.9%, to $3.79 billion from $3.24 billion at December 31, 2017. The yield earned on total loans held for investment for the year ended December 31, 2018, was 4.96%, compared to 4.38% for the year ended December 31, 2017.

•
In connection with the successful completion of the Initial Public Offering of the Company's common stock, the Company received net proceeds, before expenses, of approximately $96.3 million and issued 3,045,426 shares. A portion of the net proceeds was used to redeem all 48,260 shares of the Company's Senior Non-Cumulative Perpetual Preferred Stock, Series SBLF, at an aggregate redemption price of $49.1 million.

•
To complement its organic growth model, a lift-out strategy was executed in the Company's Houston market and lending teams within its Dallas and Shreveport markets were augmented with seasoned lending professionals.

•	Completed acquisition of Reeves, Coon & Funderburg ("RCF") insurance agency, solidifying the Company's presence as one of the larger independent insurance agencies in North Louisiana.

•
For the sixth consecutive year Origin Bank was named one of the best banks to work for in the U.S. by American Banker and Best Companies Group, which identifies U.S. banks for outstanding employee satisfaction.

Results of Operations for the Three Months Ended December 31, 2018

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended December 31, 2018, was $42.1 million, a $2.6 million increase over the linked quarter, primarily due to a $3.9 million increase in interest income earned on loans, reflecting increases in both average balances and rates, which was partially offset by an increase in cost of borrowings. Average loan balances increased during the quarter ended December 31, 2018, compared to the third quarter of 2018, in all categories except mortgage warehouse loans, primarily as a result of the Company's relationship-driven organic growth and recent investment within its growth markets. Interest income on commercial and industrial and commercial real estate loans accounted for $3.5 million, or 89.7%, of the increase in interest income earned on loans during the linked quarter.

Net interest income increased $7.8 million, or 22.9%, compared to the quarter ended December 31, 2017, primarily due to a $10.9 million increase in interest income earned on loans. Average loan balances, except for mortgage warehouse loans, increased during the fourth quarter of 2018 compared to the same quarter in 2017. Interest income on commercial and industrial and commercial real estate loans increased by $8.2 million compared to the quarter ended December 31, 2017. Also contributing to the increase in net interest income was a $1.5 million increase in income earned on investment securities. The increase in net interest income was partially offset by higher costs of funding, which was also primarily driven by increases in market interest rates.

The rate paid on total interest-bearing liabilities for the quarter ended December 31, 2018, was 1.39%, representing an increase of 13 basis points and 49 basis points compared to the linked quarter and the quarter ended December 31, 2017, respectively. Additionally, average balances of total interest-bearing liabilities increased by $175.1 million and $393.7 million compared to the linked quarter and the quarter ended December 31, 2017, respectively. The primary drivers of the increase in the average balance of interest-bearing liabilities were borrowings and interest-bearing deposits which increased by $154.2 million and $18.1 million, respectively, compared to the linked quarter and $282.8 million and $104.7 million, respectively, compared to the quarter ended December 31, 2017. The average rate paid on interest-bearing deposits was 1.31% for the quarter ended December 31, 2018, representing an increase of 15 basis points compared to the linked quarter and an increase of 48 basis points compared to the quarter ended December 31, 2017. The increase in average balances in borrowings in the current period compared to the linked quarter and the quarter ended 2017 was largely due to a $250.0 million FHLB advance obtained in the third quarter of 2018.

Noninterest Income

Noninterest income for the quarter ended December 31, 2018, was $10.6 million, an increase of $351,000, or 3.4%, from the linked quarter. The increase in noninterest income over the linked quarter was primarily driven by an increase of $990,000 in other income as well as an increase in other fee income and a decrease in (loss) gain on sale and disposals of other assets, net of $228,000 and $184,000, respectively. The increase in other income was driven by an increase of $1.3 million in our limited partnership investment income, and was partially offset by a decrease of $219,000 in swap fee income. The increase in noninterest income was partially offset by decreases in insurance commission and fee income and mortgage banking revenue of $825,000 and $333,000, respectively. The decrease in insurance commission and fee income was largely due to a decrease in agency billed commissions caused by the timing and seasonality of policy renewals.

Noninterest income for the quarter ended December 31, 2018, increased by $1.9 million, or 21.5%, compared to the quarter ended December 31, 2017. The overall increase was driven by increases in insurance commission and fee income and other income of $1.1 million and $831,000, respectively. The increase in insurance commission and fee income was primarily driven by the RCF acquisition in July 2018, which significantly expanded the Company's insurance presence in the North Louisiana market. The increase in other income was driven largely by an increase in the Company's limited partnership income of $444,000. Partially offsetting the increase in total noninterest income from the quarter ended December 31, 2017, was a decrease in mortgage banking revenue of $818,000 primarily due to a decline in the volume of mortgage loans sold.

Noninterest Expense

Noninterest expense for the quarter ended December 31, 2018, was $35.0 million, an increase of $679,000, or 2.0%, compared to the linked quarter. The increase was largely driven by increases in data processing expenses of $316,000, salaries and employee benefit expenses of $279,000 and regulatory assessments of $255,000. The increase in data processing expenses was largely driven by the implementation of a new loan origination platform during the fourth quarter of 2018. Regulatory assessments increased in the current quarter due partially to the increase in assessable assets during the period. The increase in total noninterest expense was partially offset by a $339,000 decrease in occupancy and equipment expenses.

Noninterest expense for the quarter ended December 31, 2018, increased by $3.3 million, or 10.2%, from the quarter ended December 31, 2017, driven primarily by increases of $2.9 million in salaries and employee benefits and $414,000 in data processing expenses. The increase in salaries and employee benefit expenses was largely driven by the addition of the Houston lift-out team, Dallas and Shreveport lending professionals and the RCF acquisition in July 2018. The increase in data processing expenses in the current quarter compared to the quarter ended December 31, 2017, was largely due to the implementation of a new loan origination platform in 2018. The total increase in noninterest expense was partially offset by a $649,000 decrease in loan related expenses, largely due to significant expenses incurred during 2017 as part of the Company's strategic reduction of its energy loan portfolio, which expenses were not incurred again in 2018.

Financial Condition

Loans

Loans held for investment at December 31, 2018, were $3.79 billion, an increase of $188.0 million, or 5.2%, compared to $3.60 billion at September 30, 2018, and an increase of $548.1 million, or 16.9%, compared to $3.24 billion at December 31, 2017.

For the quarter ended December 31, 2018, average loans held for investment were $3.65 billion, an increase of $190.9 million, or 5.5%, from $3.46 billion for the quarter ended September 30, 2018. This increase was driven by the execution of our recent lift-out strategy as well as continued efforts to pursue quality lending opportunities and included increases of $131.5 million and $97.9 million in average commercial and industrial loans and real estate loans, respectively. Average mortgage warehouse loans decreased $40.2 million, or 17.6%, to $187.8 million at December 31, 2018, from September 30, 2018, primarily due to the seasonality of these loans.

Compared to the quarter ended December 31, 2017, average loans held for investment increased by $449.2 million, or 14.0%. This increase included average growth of $249.6 million and $232.7 million within real estate and commercial and industrial loans, respectively. The overall growth was partially offset by an average balance decrease of $33.9 million in mortgage warehouse loans.

Deposits

Total deposits at December 31, 2018, were $3.78 billion, an increase of $56.0 million, or 1.5%, compared to $3.73 billion at September 30, 2018, and an increase of $271.1 million, or 7.7%, compared to $3.51 billion, at December 31, 2017.

Average deposits for the quarter ended December 31, 2018, increased by $34.8 million, or 0.9%, over the linked quarter, driven by increases of $34.9 million and $32.2 million in average consumer time and average brokered deposits, respectively. The increases were partially offset by a $51.5 million decline in average consumer interest-bearing savings and demand deposits. Overall, average interest-bearing deposits increased by $18.1 million, or 0.7%, and average noninterest-bearing deposits increased by $16.7 million, or 1.7% over the linked quarter.

Average deposits for the quarter ended December 31, 2018, increased by $222.1 million, or 6.3%, over the quarter ended December 31, 2017. Increases of $111.7 million, $73.8 million and $70.6 million in average noninterest-bearing commercial, consumer time and commercial time deposits, respectively, were offset by a $78.3 million decrease in commercial money market deposits when comparing the year over year quarterly periods.

Average noninterest-bearing deposits represented 26.9% of total average deposits for the quarter ended December 31, 2018, compared to 26.7% of total average deposits for the quarter ended September 30, 2018, and 25.2% of total average deposits for the quarter ended December 31, 2017.

Borrowings

Average borrowings for the quarter ended December 31, 2018, increased by $154.2 million, or 75.4%, over the quarter ended September 30, 2018, and $282.8 million over the quarter ended December 31, 2017. The increase in the average borrowings in the fourth quarter of 2018 compared to the linked quarter and same quarter of 2017 was largely due to a $250.0 million FHLB advance obtained in the third quarter of 2018 which has been re-deployed into higher yielding interest-earning assets, such as higher yielding loans, investment securities and interest-bearing cash accounts, and replaced higher rate FHLB advances.

Stockholders' Equity

Stockholders' equity was $549.8 million at December 31, 2018, compared to $531.9 million and $455.3 million at September 30, 2018, and December 31, 2017, respectively. Net income of $13.2 million and other comprehensive income of $3.7 million for the three months ended December 31, 2018, largely resulting from a decrease in unrealized loss on securities available for sale, was the primary driver of the increase in stockholders' equity compared to September 30, 2018.

The $94.5 million increase in stockholders' equity for the quarter ended December 31, 2018, when compared to the same quarter in 2017, was largely due to net income of $51.6 million, offset by an other comprehensive loss of $4.1 million, for the year ended December 31, 2018, and to the completion of the Company's Initial Public Offering in May 2018. In connection with the offering, the Company issued 3,045,426 shares and received net proceeds, before expenses, totaling $96.3 million, a portion of which was used to redeem all outstanding shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series SBLF at an aggregate redemption price of $49.1 million. Also, during the quarter ended June 30, 2018, all of the 901,644 shares of the Company's outstanding Series D preferred stock were converted into shares of its common stock, on a one-for-one basis. As a result, no shares of Series D preferred stock were outstanding at December 31, 2018.

Credit Quality

The Company recorded provision expense of $1.7 million for the quarter ended December 31, 2018, compared to provision expense of $504,000 and $242,000 for the linked quarter and the quarter ended December 31, 2017, respectively. The increase in provision expense from the linked quarter and the quarter ended December 31, 2017, was primarily due to recent loan growth.

At December 31, 2018, nonperforming loans were $32.6 million, representing an increase of $4.7 million, or 16.6%, from the linked quarter. Nonperforming loans increased by $8.8 million, or 37.0%, from $23.8 million at December 31, 2017, primarily due to downgrades associated with three commercial lending relationships.

Allowance for loan losses as a percentage of total loans held for investment was 0.90% at December 31, 2018, compared to 0.99% and 1.14% at September 30, 2018, and December 31, 2017, respectively. Allowance for loan losses as a percentage of nonperforming loans held for investment was 107.37% at December 31, 2018, compared to 134.54% and 155.80% at September 30, 2018, and December 31, 2017, respectively.

Non-GAAP Financial Measures

Origin reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures used in managing its business may provide meaningful information to investors about underlying trends in its business and management uses these non-GAAP measures to evaluate the Company’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Origin's results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. Specifically, the Company reviews and reports tangible book value per common share. For a reconciliation of this non-GAAP measure to its most commonly used GAAP measure, see page 13 of this press release.

Conference Call

Origin will hold a conference call to discuss its fourth quarter and full year 2018 results on Thursday, January 24, 2019, at 8:00 a.m. Central (9:00 a.m. Eastern). To participate in the live conference call, please dial (877) 270-2148; International: (412) 902-6510 and request to be joined into the Origin Bancorp Inc. (OBNK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the Investor Relations, News & Events, Events & Presentations link or directly by visiting https://services.choruscall.com/links/obnk190124.html.

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin Bancorp, Inc.

Origin is a financial holding company for Origin Bank, headquartered in Ruston, Louisiana, which provides a broad range of financial services to small and medium-sized businesses, municipalities, high net-worth individuals and retail clients from 41 banking centers located from Dallas/Fort Worth, Texas across North Louisiana to Central Mississippi, as well as in Houston, Texas. For more information, visit www.origin.bank.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin’s future financial performance, business and growth strategy, projected plans and objectives, and related transactions, integration of acquired businesses, ability to recognize anticipated operational efficiencies, and other projections based on macroeconomic and industry trends, which are all subject to change and may be inherently unreliable due to the multiple factors that impact economic trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin's future results and cause actual results to differ materially from those expressed in the forward-looking statements include: deterioration of Origin’s asset quality; changes in real estate values and liquidity in Origin’s primary market areas; the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances, including any loans acquired in acquisition transactions; changes in the value of collateral securing Origin’s loans; business and economic conditions generally and in the financial services industry, nationally and within Origin’s local market area; Origin’s ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin’s ability to maintain important deposit customer relationships; volatility and direction of market interest rates, which may increase funding costs or reduce interest-earning asset yields thus reducing margin; increased competition in the financial services industry, particularly from regional and national institutions; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated, including the effects of declines in housing markets; an increase in unemployment levels and slowdowns in economic growth; Origin’s level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin's loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of Origin’s operations including changes in regulations affecting financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations being issued in accordance with this statute and potential expenses associated with complying with such regulations; Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations; and the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and manmade disasters including terrorist attack. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to "Cautionary Note Regarding Forward-Looking Statements" in Origin’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") on November 7, 2018, and "Risk Factors", in Origin’s prospectus filed with the SEC on May 9, 2018, pursuant to Section 424(b) of the Securities Act of 1933, as amended, and any updates to those risk factors set forth in Origin’s subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contact:
Chris Reigelman, Origin Bancorp, Inc.
318-497-3177 / chris@origin.bank

Origin Bancorp, Inc.
Selected Financial Data

	At and for the three months ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Income statement and share amounts	(Dollars in thousands, except per share amounts, unaudited)
Net interest income	$42,061	$39,497	$37,170	$34,724	$34,218
Provision (benefit) for credit losses	1,723	504	311	(1,524)	242
Noninterest income	10,588	10,237	10,615	9,800	8,715
Noninterest expense	35,023	34,344	32,012	29,857	31,771
Income before income tax expense	15,903	14,886	15,462	16,191	10,920
Income tax expense	2,725	2,568	2,760	2,784	5,148
Net income	$13,178	$12,318	$12,702	$13,407	$5,772
Basic earnings per common share	$0.56	$0.52	$0.54	$0.60	$0.23
Diluted earnings per common share	0.55	0.52	0.53	0.60	0.23
Dividends declared per common share	0.0325	0.0325	0.0325	0.0325	0.0325
Weighted average common shares outstanding - basic	23,519,778	23,493,065	22,107,489	19,459,278	19,437,663
Weighted average common shares outstanding - diluted	23,715,919	23,716,779	22,382,003	19,675,473	19,653,797

Balance sheet data
Total loans held for investment	$3,789,105	$3,601,081	$3,372,096	$3,245,992	$3,241,031
Total assets	4,821,576	4,667,564	4,371,792	4,214,899	4,153,995
Total deposits	3,783,138	3,727,158	3,672,097	3,580,738	3,512,014
Total stockholders' equity	549,779	531,919	519,356	462,824	455,342

Performance metrics and capital ratios
Yield on loans held for investment	5.17%	5.00%	4.89%	4.73%	4.53%
Yield on interest earnings assets	4.75	4.58	4.43	4.31	4.16
Rate on interest bearing deposits	1.31	1.16	1.01	0.90	0.83
Rate on total deposits	0.96	0.85	0.75	0.68	0.62
Net interest margin, fully tax equivalent	3.82	3.76	3.74	3.68	3.62
Return on average stockholders' equity (annualized)	9.66	9.15	9.94	11.82	5.00
Return on average assets (annualized)	1.10	1.08	1.17	1.30	0.55
Efficiency ratio (1)	66.52	69.06	66.99	67.06	74.00
Book value per common share	$23.17	$22.52	$22.10	$20.36	$19.99
Tangible book value per common share (2)	21.79	21.11	21.07	19.12	18.74
Common equity tier 1 to risk-weighted assets (3)	11.95%	11.79%	12.35%	9.64%	9.35%
Tier 1 capital to risk-weighted assets (3)	12.16	12.01	12.58	11.59	11.25
Total capital to risk-weighted assets (3)	12.98	12.88	13.48	12.53	12.26
Tier 1 leverage ratio (3)	11.21	11.34	11.63	10.65	10.53
____________________________

(1)	Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.

(2)	Tangible book value per common share is a non-GAAP financial measure. For a reconciliation of this measure to the most comparable GAAP measure, see page 13 of this press release.

(3)	December 31, 2018, ratios are estimated and calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve Board.

Origin Bancorp, Inc.
Selected Financial Data

	Twelve months ended
(Dollars in thousands, except per share amounts)	December 31, 2018	December 31, 2017

Income statement and share amounts	(Unaudited)
Net interest income	$153,452	$130,305
Provision for credit losses	1,014	8,336
Noninterest income	41,240	29,187
Noninterest expense	131,236	130,674
Income before income tax expense	62,442	20,482
Income tax expense	10,837	5,813
Net income	$51,605	$14,669
Basic earnings per common share (1)	$2.21	$0.51
Diluted earnings per common share(1)	2.20	0.50
Dividends declared per common share	0.13	0.13
Weighted average common shares outstanding - basic	21,995,990	19,418,278
Weighted average common shares outstanding - diluted	22,194,429	19,634,412

Performance metrics and capital ratios
Return on average stockholders' equity	10.07%	3.19%
Return on average assets	1.16	0.36
Efficiency ratio (2)	67.41	81.93
____________________________

(1)	Due to the impact of average preferred shares outstanding on the calculation of earnings per share, the sum of quarterly periods may not agree to the sum of the annual periods presented.

(2)	Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.

Origin Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Assets	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$71,008	$60,716	$71,709	$52,989	$78,489
Interest-bearing deposits in banks	45,670	59,721	97,865	194,268	108,698
Federal funds sold	—	20,000	—	—	—
Total cash and cash equivalents	116,678	140,437	169,574	247,257	187,187
Securities:
Available for sale	575,644	585,788	507,513	414,157	404,532
Held to maturity	19,169	19,602	19,731	19,860	20,188
Securities carried at fair value through income	11,361	11,273	11,413	11,723	12,033
Total securities	606,174	616,663	538,657	445,740	436,753
Non-marketable equity securities held in other financial institutions	42,149	39,283	25,005	22,995	22,967
Loans held for sale	52,210	50,658	62,072	48,988	65,343
Loans	3,789,105	3,601,081	3,372,096	3,245,992	3,241,031
Less: allowance for loan losses	34,203	35,727	34,151	34,132	37,083
Loans, net of allowance for loan losses	3,754,902	3,565,354	3,337,945	3,211,860	3,203,948
Premises and equipment, net	75,014	74,936	77,064	76,648	77,408
Mortgage servicing rights	25,114	26,163	25,738	25,999	24,182
Cash surrender value of bank-owned life insurance	32,706	32,487	28,326	28,185	27,993
Goodwill and other intangible assets, net	32,861	33,228	24,113	24,219	24,336
Accrued interest receivable and other assets	83,768	88,355	83,298	83,008	83,878
Total assets	$4,821,576	$4,667,564	$4,371,792	$4,214,899	$4,153,995
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$951,015	$976,260	$950,080	$885,883	$832,853
Interest-bearing deposits	2,027,720	1,985,757	1,995,798	2,071,626	2,060,068
Time deposits	804,403	765,141	726,219	623,229	619,093
Total deposits	3,783,138	3,727,158	3,672,097	3,580,738	3,512,014
FHLB advances and other borrowings	445,224	358,532	139,092	132,224	144,357
Junior subordinated debentures	9,644	9,637	9,631	9,625	9,619
Accrued expenses and other liabilities	33,791	40,318	31,616	29,488	32,663
Total liabilities	4,271,797	4,135,645	3,852,436	3,752,075	3,698,653
Commitments and contingencies	—	—	—	34,991	34,991
Stockholders' equity
Preferred stock - series SBLF	—	—	—	48,260	48,260
Preferred stock - series D	—	—	—	16,998	16,998
Common stock	118,633	118,106	117,520	97,626	97,594
Additional paid-in capital	242,041	240,832	238,260	146,201	146,061
Retained earnings	191,585	179,178	167,628	156,498	145,122
Accumulated other comprehensive (loss) income	(2,480)	(6,197)	(4,052)	(2,759)	1,307
	549,779	531,919	519,356	462,824	455,342
Less: Retirement Plan-owned shares	—	—	—	34,991	34,991
Total stockholders' equity	549,779	531,919	519,356	427,833	420,351
Total liabilities and stockholders' equity	$4,821,576	$4,667,564	$4,371,792	$4,214,899	$4,153,995

Origin Bancorp, Inc.
Consolidated Quarterly Statements of Income

	Three months ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Interest and dividend income	(Dollars in thousands, except per share amounts, unaudited)
Interest and fees on loans	$47,819	$43,872	$40,219	$37,474	$36,923
Investment securities-taxable	3,292	2,754	2,057	1,740	1,619
Investment securities-nontaxable	996	1,129	1,156	1,184	1,187
Interest and dividend income on assets held in other financial institutions	950	1,080	1,320	1,046	679
Federal funds sold	1	7	—	—	—
Total interest and dividend income	53,058	48,842	44,752	41,444	40,408
Interest expense
Interest-bearing deposits	8,980	7,891	6,820	5,980	5,447
FHLB advances and other borrowings	1,878	1,314	624	604	605
Subordinated debentures	139	140	138	136	138
Total interest expense	10,997	9,345	7,582	6,720	6,190
Net interest income	42,061	39,497	37,170	34,724	34,218
Provision (benefit) for credit losses	1,723	504	311	(1,524)	242
Net interest income after provision (benefit) for credit losses	40,338	38,993	36,859	36,248	33,976
Noninterest income
Service charges and fees	3,349	3,234	3,157	3,014	3,032
Mortgage banking revenue	2,288	2,621	2,317	2,394	3,106
Insurance commission and fee income	2,481	3,306	1,826	2,107	1,419
Loss on sales of securities, net	(8)	—	—	—	—
(Loss) gain on sales and disposals of other assets, net	(23)	(207)	121	(61)	(336)
Other fee income	592	364	403	452	416
Other income	1,909	919	2,791	1,894	1,078
Total noninterest income	10,588	10,237	10,615	9,800	8,715
Noninterest expense
Salaries and employee benefits	21,333	21,054	19,859	18,241	18,444
Occupancy and equipment, net	3,830	4,169	3,793	3,653	3,999
Data processing	1,839	1,523	1,347	1,473	1,425
Electronic banking	699	761	680	743	558
Communications	513	490	510	515	493
Advertising and marketing	1,351	1,245	1,022	657	1,065
Professional services	1,024	982	598	665	1,167
Regulatory assessments	666	411	660	720	739
Loan related expenses	810	718	798	713	1,459
Office and operations	1,516	1,499	1,588	1,278	1,389
Other expenses	1,442	1,492	1,157	1,199	1,033
Total noninterest expense	35,023	34,344	32,012	29,857	31,771
Income before income tax expense	15,903	14,886	15,462	16,191	10,920
Income tax expense	2,725	2,568	2,760	2,784	5,148
Net income	$13,178	$12,318	$12,702	$13,407	$5,772
Basic earnings per common share	$0.56	$0.52	$0.54	$0.60	$0.23
Diluted earnings per common share	0.55	0.52	0.53	0.60	0.23

Origin Bancorp, Inc.
Loan Data

	At and for the three months ended
Loans held for investment	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Loans secured by real estate:	(Dollars in thousands, unaudited)
Commercial real estate	$1,228,402	$1,162,274	$1,091,581	$1,096,948	$1,083,275
Construction/land/land development	429,660	406,249	380,869	340,684	322,404
Residential real estate	629,714	585,931	563,016	583,461	570,583
Total real estate	2,287,776	2,154,454	2,035,466	2,021,093	1,976,262
Commercial and industrial	1,272,566	1,193,035	1,046,488	1,012,760	989,220
Mortgage warehouse lines of credit	207,871	233,325	270,494	191,154	255,044
Consumer	20,892	20,267	19,648	20,985	20,505
Total loans held for investment	3,789,105	3,601,081	3,372,096	3,245,992	3,241,031
Less: Allowance for loan losses	34,203	35,727	34,151	34,132	37,083
Loans held for investment, net	$3,754,902	$3,565,354	$3,337,945	$3,211,860	$3,203,948

Nonperforming assets
Nonperforming loans held for investment
Commercial real estate	$8,281	$8,851	$8,712	$8,851	$1,745
Construction/land/land development	935	960	1,197	1,272	1,097
Residential real estate	6,668	7,220	7,713	7,226	7,166
Commercial and industrial	15,792	9,285	8,831	9,312	13,512
Consumer	180	238	340	349	282
Total nonperforming loans held for investment	31,856	26,554	26,793	27,010	23,802
Nonperforming loans held for sale	741	1,391	1,949	246	—
Total nonperforming loans	32,597	27,945	28,742	27,256	23,802
Repossessed assets	3,739	3,306	654	722	574
Total nonperforming assets	$36,336	$31,251	$29,396	$27,978	$24,376
Classified assets	$82,914	$80,092	$87,289	$91,760	$91,869

Allowance for loan losses
Balance at beginning of period	$35,727	$34,151	$34,132	$37,083	$39,445
Provision (benefit) for loan losses	1,886	1,113	140	(1,558)	504
Loans charged off	3,583	1,009	794	1,738	4,180
Loan recoveries	173	1,472	673	345	1,314
Net charge offs	3,410	(463)	121	1,393	2,866
Balance at end of period	$34,203	$35,727	$34,151	$34,132	$37,083

Credit quality ratios
Total nonperforming assets to total assets	0.75%	0.67%	0.67%	0.66%	0.59%
Total nonperforming loans to total loans	0.85	0.77	0.84	0.83	0.72
Nonperforming loans held for investment to loans held for investment	0.84	0.74	0.79	0.83	0.73
Allowance for loan losses to nonperforming loans held for investment	107.37	134.54	127.46	126.37	155.80
Allowance for loan losses to total loans held for investment	0.90	0.99	1.01	1.05	1.14
Net charge offs (recoveries) to total average loans held for investment (annualized)	0.37	(0.05)	0.01	0.18	0.36

Origin Bancorp, Inc.
Average Balances and Yields/Rates

	Three months ended
	December 31, 2018		September 30, 2018		December 31, 2017
	Average Balance	Yield/Rate	Average Balance	Yield/Rate	Average Balance	Yield/Rate

Assets	(Dollars in thousands, unaudited)
Commercial real estate	$1,176,837	5.07%	$1,122,377	4.96%	$1,054,041	4.57%
Construction/land/land development	407,120	5.55	392,936	5.34	331,139	4.82
Residential real estate	604,383	4.87	575,126	4.75	553,536	4.54
Commercial and industrial	1,251,969	5.22	1,120,431	4.96	1,019,238	4.35
Mortgage warehouse lines of credit	187,801	5.54	228,031	5.37	221,722	4.58
Consumer	21,809	6.76	20,129	6.91	21,042	6.39
Loans held for investment	3,649,919	5.17	3,459,030	5.00	3,200,718	4.53
Loans held for sale	22,168	4.70	22,157	5.20	37,733	4.11
Loans Receivable	3,672,087	5.17	3,481,187	5.00	3,238,451	4.52
Investment securities-taxable	499,489	2.64	440,676	2.50	301,587	2.15
Investment securities-nontaxable	113,183	3.52	125,489	3.60	134,771	3.52
Non-marketable equity securities held in other financial institutions	40,176	2.64	32,058	2.31	22,942	3.28
Interest-bearing balances due from banks	108,126	2.51	148,853	2.38	152,512	1.27
Federal funds sold	—	—	1,304	2.03	—	—
Total interest-earning assets	4,433,061	4.75%	4,229,567	4.58%	3,850,263	4.16%
Noninterest-earning assets(1)	308,125		310,804		299,044
Total assets	$4,741,186		$4,540,371		$4,149,307

Liabilities and Stockholders' Equity
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$1,932,958	1.10%	$1,963,821	1.01%	$2,005,788	0.74%
Time deposits	789,816	1.81	740,893	1.54	612,264	1.10
Total interest-bearing deposits	2,722,774	1.31	2,704,714	1.16	2,618,052	0.83
Borrowings	358,810	1.95	204,607	2.40	75,995	3.04
Securities sold under agreements to repurchase	37,075	1.23	34,284	0.92	30,904	0.29
Subordinated debentures	9,641	5.66	9,633	5.67	9,615	5.71
Total interest-bearing liabilities	3,128,300	1.39	2,953,238	1.26	2,734,566	0.90
Noninterest-bearing deposits	1,001,033		984,330		883,703
Other liabilities(1)	70,648		68,553		72,598
Total liabilities	4,199,981		4,006,121		3,690,867
Stockholders' Equity	541,205		534,250		458,440
Total liabilities and stockholders' equity	$4,741,186		$4,540,371		$4,149,307
Net interest spread		3.36%		3.32%		3.26%
Net interest margin		3.76%		3.70%		3.53%
Net interest income margin - (tax- equivalent)(2)		3.82%		3.76%		3.62%
__________________________

(1)
Includes Government National Mortgage Association ("GNMA") repurchase average balances of $29.2 million, $29.9 million and $30.0 million for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively. The GNMA repurchase asset and liability are recorded as equal offsetting amounts in the consolidated balance sheets, with the asset included in Loans held for sale and the liability included in FHLB advances and other borrowings.

(2)
In order to present pre-tax income and resulting yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed. This adjustment also includes income tax credits received on Qualified School Construction Bonds. Income from tax-exempt investments and tax credits were computed using a Federal income tax rate of 21% for the three months ended December 31, 2018, and September 30, 2018, and 35% for the three months ended December 31, 2017. The tax-equivalent net interest margin would have been 3.59% for the three months ended December 31, 2017, if the Company had been subject to the 21% Federal income tax rate enacted in the Tax Cuts and Jobs Act.

Origin Bancorp, Inc.
Non-GAAP
Reconciliation

Tangible book value per common share is a non-GAAP financial measure and is determined by dividing total stockholders' equity, less preferred stock series SBLF and series D, less goodwill and other intangible assets, net, by common shares outstanding. The most comparable GAAP financial measure is book value per common share.

The following table reconciles, at the dates set forth below, the non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP.

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Calculation of book value per common share	(Dollars in thousands, except per share amounts, unaudited)
Total stockholders' equity(1)	$549,779	$531,919	$519,356	$462,824	$455,342
Less: preferred stock - series SBLF	—	—	—	48,260	48,260
Less: preferred stock - series D	—	—	—	16,998	16,998
Common stockholders' equity	$549,779	$531,919	$519,356	$397,566	$390,084

Common shares outstanding at end of period	23,726,559	23,621,235	23,504,063	19,525,241	19,518,752
Book value per common share	$23.17	$22.52	$22.10	$20.36	$19.99

Calculation of tangible book value per common share
Total stockholders' equity(1)	$549,779	$531,919	$519,356	$462,824	$455,342
Less: preferred stock - series SBLF	—	—	—	48,260	48,260
Less: preferred stock - series D	—	—	—	16,998	16,998
Less: goodwill and other intangible assets, net	32,861	33,228	24,113	24,219	24,336
Total tangible common stockholders' equity	$516,918	$498,691	$495,243	$373,347	$365,748

Common shares outstanding at end of period	23,726,559	23,621,235	23,504,063	19,525,241	19,518,752
Tangible book value per common share	$21.79	$21.11	$21.07	$19.12	$18.74

____________________________
(1)    Includes Retirement Plan-owned shares for all periods prior to June 30, 2018.